Exhibit 23.2








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 2003, except for notes 2 and 17 which are dated April 7, 2003 included in Laser Corporation's Form 10-KSB for the fiscal year ended December 31, 2002 and to all references to our Firm included in this registration statement on Form S-8.



/s/ Tanner + Co.



Salt Lake City, Utah
February 9, 2004